Exhibit 99.1

OPTION CARE HEALTH ANNOUNCES FINANCIAL RESULTS FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2025
BANNOCKBURN, IL., October 30, 2025 - Option Care Health, Inc. (the “Company” or “Option Care Health”) (Nasdaq: OPCH), the nation’s largest independent provider of home and alternate site infusion services, announced today financial results for the third quarter ended September 30, 2025.
Third Quarter 2025 Financial Highlights
(Year-over-year comparisons unless otherwise noted)
•Net revenue of $1,435.0 million, up 12.2%
•Gross profit of $272.9 million, up 6.3%
•Net income of $51.8 million, down 3.8%
•GAAP diluted earnings per share of $0.32, up 3.2%
•Adjusted EBITDA of $119.5 million, up 3.4%
•Adjusted diluted earnings per share of $0.45, up 9.8%
•YTD cash provided by operating activities of $222.6 million
•Repurchased $62.5 million of stock in the quarter
•Term loan expanded $49.6 million, and interest rate reduced
John C. Rademacher, Chief Executive Officer, commented, “The Option Care Health team delivered another strong quarter with balanced growth across the portfolio. I’d like to thank our team for their extraordinary execution and continued dedication to providing access to quality care to more patients. We are well positioned for success as we continue to navigate a dynamic regulatory environment, changing competitive landscapes, and our evolving portfolio of therapies while always keeping the patient at the center of everything we do.”
Updated Full Year 2025 Financial Guidance
For the full year 2025, Option Care Health now expects to generate:
•Net revenue of $5.60 billion to $5.65 billion
•Adjusted diluted earnings per share of $1.68 to $1.72
•Adjusted EBITDA of $468 million to $473 million
•Cash flow from operations of at least $320 million
•Effective tax rate of 25% to 27%
•Net interest expense of approximately $55 million to $57 million

Conference Call
Option Care Health will host a conference call to discuss its results on Thursday, October 30, 2025, at 8:30 a.m. ET. The conference call can be accessed via a live audio webcast that will be available online at investors.optioncarehealth.com. A replay of the call will be available at the same web link for 90 days after the call.
About Option Care Health
Option Care Health is the nation’s largest independent provider of home and alternate site infusion services. With over 8,000 team members including more than 5,000 clinicians, we work compassionately to elevate standards of care for patients with acute and chronic conditions in all 50 states. Through our clinical leadership, expertise and national scale, Option Care Health is reimagining the infusion care experience for patients, customers and team members. To learn more, please visit our website at optioncarehealth.com.
Investor Contact

Stephen Shulstein
Vice President, Investor Relations
stephen.shulstein@optioncare.com

Forward-Looking Statements - Safe Harbor
This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we may make regarding future revenues, future earnings, regulatory developments, market developments, new products and growth strategies, integration activities and the effects of any of the foregoing on our future results of operations or financial conditions.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: changes in laws and regulations applicable to our business model; changes in market conditions and receptivity to our services and offerings; pending and future litigation; potential liability for claims not covered by insurance; and loss of relationships with managed care organizations and other non-governmental third party payers. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our periodic reports as filed with the SEC.
Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Note Regarding Use of Non-GAAP Financial Measures
In addition to reporting financial information in accordance with generally accepted accounting principles (GAAP), the Company is also reporting Adjusted net income, Adjusted EBITDA and Adjusted diluted earnings per share ("Adjusted EPS"), which are non-GAAP financial measures. These adjusted measures are not measurements of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, earnings per share, or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of the Company’s liquidity. In addition, the Company's definitions of Adjusted net income, Adjusted EBITDA, and Adjusted diluted EPS may not be comparable to similarly titled non-GAAP financial measures reported by other companies. As defined by the Company: (i) Adjusted net income represents net income before intangible asset amortization expense, stock-based compensation expense, loss on extinguishment of debt, and restructuring, acquisition, integration and other expenses, net of tax adjustments, (ii) Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, loss on extinguishment of debt, and restructuring, acquisition, integration and other expenses, and (iii) Adjusted diluted earnings per share represents Adjusted net income divided by weighted average common shares outstanding, diluted. As part of restructuring, acquisition, integration and other expenses, the Company may incur significant charges such as the write down of certain long‑lived assets, temporary redundant expenses, professional fees, certain litigation expenses and reserves related to acquired businesses, potential retention and severance costs and potential accelerated payments or termination costs for certain of its contractual obligations. Management believes that these adjusted measures provide useful supplemental information regarding the performance of Option Care Health’s business operations and facilitate comparisons to the Company’s historical operating results. We have not reconciled Adjusted EBITDA or Adjusted diluted earnings per share guidance to net income as management believes creation of this reconciliation would not be practicable due to the uncertainty regarding, and potential variability of, material reconciling items. Full reconciliations of each adjusted measure to the most comparable GAAP financial measure are set forth below.

  Schedule 1
OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)(UNAUDITED)

	September 30, 2025	December 31, 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$309,822	$412,565
Accounts receivable, net	474,500	409,733
Inventories	415,723	388,131
Prepaid expenses and other current assets	82,721	112,198
Total current assets	1,282,766	1,322,627

NONCURRENT ASSETS:
Property and equipment, net	134,298	127,367
Intangible assets, net	22,732	16,993
Referral sources, net	295,716	284,017
Goodwill	1,606,646	1,540,246
Other noncurrent assets	137,687	130,493
Total noncurrent assets	2,197,079	2,099,116
TOTAL ASSETS	$3,479,845	$3,421,743

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$627,867	$610,779
Other current liabilities	196,039	169,367
Total current liabilities	823,906	780,146

NONCURRENT LIABILITIES:
Long-term debt, net of discount, deferred financing costs and current portion	1,155,056	1,104,641
Other noncurrent liabilities	142,224	132,718
Total noncurrent liabilities	1,297,280	1,237,359
Total liabilities	2,121,186	2,017,505

STOCKHOLDERS’ EQUITY	1,358,659	1,404,238
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,479,845	$3,421,743

Schedule 2
OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
NET REVENUE	$1,435,016	$1,278,546	$4,184,073	$3,651,784
COST OF REVENUE	1,162,114	1,021,797	3,379,076	2,907,170
GROSS PROFIT	272,902	256,749	804,997	744,614

OPERATING COSTS AND EXPENSES:
Selling, general and administrative expenses	172,104	156,999	510,314	465,524
Depreciation and amortization expense	16,291	14,659	48,278	44,294
Total operating expenses	188,395	171,658	558,592	509,818
OPERATING INCOME	84,507	85,091	246,405	234,796

OTHER INCOME (EXPENSE):
Interest expense, net	(14,146)	(12,345)	(41,824)	(38,150)
Other, net	(1,394)	808	(3,197)	5,904
Total other (expense) income	(15,540)	(11,537)	(45,021)	(32,246)

INCOME BEFORE INCOME TAXES	68,967	73,554	201,384	202,550
INCOME TAX EXPENSE	17,151	19,698	52,303	50,860
NET INCOME	$51,816	$53,856	$149,081	$151,690

Earnings per share, basic	$0.32	$0.32	$0.91	$0.88
Earnings per share, diluted	$0.32	$0.31	$0.91	$0.87

Weighted average common shares outstanding, basic	161,829	170,636	163,393	172,490
Weighted average common shares outstanding, diluted	163,086	171,941	164,602	173,848

Schedule 3
OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)(UNAUDITED)

	Nine Months Ended September 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$149,081	$151,690
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization expense	50,374	46,029
Other adjustments	57,401	54,926
Changes in operating assets and liabilities:
Accounts receivable, net	(55,430)	(51,293)
Inventories	(24,899)	(36,595)
Prepaid expenses and other current assets	24,694	(3,175)
Accounts payable	10,224	164,754
Accrued compensation and employee benefits	8,338	(31,673)
Other	2,773	(7,393)
Net cash provided by operating activities	222,556	287,270

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(27,661)	(25,266)
Business acquisitions, net of cash acquired	(117,247)	—
Other investing activities	(2,529)	—
Net cash used in investing activities	(147,437)	(25,266)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of company stock and related excise taxes	(214,887)	(160,122)
Proceeds from issuance of debt	229,472	49,959
Retirement of debt obligations	(180,239)	—
Other financing activities	(12,208)	(12,664)
Net cash used in financing activities	(177,862)	(122,827)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(102,743)	139,177
Cash and cash equivalents - beginning of the period	412,565	343,849
CASH AND CASH EQUIVALENTS - END OF PERIOD	$309,822	$483,026

Schedule 4
OPTION CARE HEALTH, INC.
QUARTERLY RECONCILIATION BETWEEN GAAP AND NON-GAAP MEASURES
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income	$51,816	$53,856	$149,081	$151,690
Interest expense, net	14,146	12,345	41,824	38,150
Income tax expense	17,151	19,698	52,303	50,860
Depreciation and amortization expense	17,048	15,227	50,374	46,029
EBITDA	100,161	101,126	293,582	286,729

EBITDA adjustments
Stock-based incentive compensation expense	11,125	10,407	30,638	27,620
Loss on extinguishment of debt	4,744	—	4,744	377
Restructuring, acquisition, integration and other	3,468	4,050	16,318	7,504
Adjusted EBITDA	$119,498	$115,583	$345,282	$322,230

Net income	$51,816	$53,856	$149,081	$151,690
Intangible asset amortization expense	9,269	8,596	27,663	25,809
Stock-based incentive compensation expense	11,125	10,407	30,638	27,620
Loss on extinguishment of debt (2)	4,744	—	4,744	—
Restructuring, acquisition, integration and other	3,468	4,050	16,318	7,504
Total pre-tax adjustments	28,606	23,053	79,363	60,933
Tax adjustments (1)	(7,183)	(6,178)	(20,634)	(15,294)
Adjusted net income	$73,239	$70,731	$207,810	$197,329

Earnings per share, diluted	$0.32	$0.31	$0.91	$0.87
Adjusted earnings per share, diluted	$0.45	$0.41	$1.26	$1.14
Weighted average common shares outstanding, diluted	163,086	171,941	164,602	173,848
(1) Tax adjustments for the three and nine months ended September 30, 2025 and 2024 include the estimated income tax effect on non-GAAP adjustments based on the effective tax rate
(2) Beginning with the three months ended September 30, 2025, adjusted net income excludes loss on extinguishment of debt on a prospective basis, which has been immaterial in prior periods.